Exhibit 2

MANUAL FOR SHAREHOLDERS' PARTICIPATION

AT THE EXTRAORDINARY GENERAL MEETING

to be held on September 3,2018

TABLE OF CONTENTS

1.      Message from the management

2.      Invitation

3.      The EGM

4.      Procedures, instructions and deadlines for participation in the Meetings

4.1. Individual Shareholder

4.2. Legal Entity Shareholder

4.3. Investment Fund Shareholder

4.4. ADR Holders

4.5. Remote Voting Bulletin

5.      Call notice of the Extraordinary General Meeting of 09/03/2018

6.      Explanatory texts for the matters to be resolved upon at the EGM

7.      Related documents and links

8.      Exhibit I – Power of Attorney

9.    Exhibit II – Remote Voting Bulletin

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1. MESSAGE FROM THE MANAGEMENT

Dear Shareholders,

As disclosed on July 27, Oi SA - In Judicial Reorganization (“Oi” or “Company”) successfully completed the Credit Capitalization stage provided for in the Company's Judicial Reorganization Plan (“Plano” or “PRJ”), approved by a majority of creditors in December 2017 and approved by the Court in January of this year.

Now, following up on the provisions of the Plan, Oi summons its shareholders to attend its next Extraordinary General Shareholders’ Meeting (“Meeting” or “AGE”), convened for September 3, 2018 at 11:00 am at the Company's headquarters, located at Rua do Lavradio, No. 71, Centro, Rio de Janeiro - RJ. The Shareholders' Meeting will deliberate on: (i) the amendment of the Article 5 of the Bylaws,  in view of the partial approval of Capital Increase - Capitalization of Credits; (ii) the change in the Company's authorized capital limit; (iii) inclusion of a new article in the chapter on Final and Transitory Provisions of the Bylaws in order to adapt to the provisions of the Company's Judicial Reorganization Plan regarding the composition of the New Board of Directors; (iv) the amendment to the Bylaws, as amended by the Management Proposal; and (v) ratification of the election of the Consensual Sheet indicated by the Company's management for the composition of the New Board of Directors.

With the realization of the AGE, Oi completes another important stage of its Judicial Reorganization process.

We count on your presence, in the best interest of the Company. Your vote is very important for Oi.

Yours,

Eurico de Jesus Teles Neto

Chief Executive Officer

José Mauro Mettrau Carneiro da Cunha

Chairman of the Board of Directors

2. INVITATION

EXTRAORDINARY GENERAL MEETING OF OI S.A. – IN JUDICIAL REORGANIZATION

DATE

September 3, 2018

TIME

11 a.m.

PLACE

Rua do Lavradio, 71

Centro - 20230-070

Rio de Janeiro - RJ

DIRECTIONS

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3. The EGM

The Company’s management invites Oi’s Shareholders to gather at the Extraordinary General Meeting to resolve upon the following matters:

(i)                 To approve the amendment to Article 5 of the Bylaws, in view of the partial approval of the Capital Increase - Capitalization of Credits, pursuant to Clause 4.3.3.5 of the Company's Judicial Reorganization Plan, by the Board of Directors on July 20, 2018;

(ii)               To approve the proposed amendment to the Company's authorized capital limit, with the consequent alteration of Article 6 of the Bylaws;

(iii)             To approve the proposed amendment to the new Article in the Section “ Final and Transitory Provisions” of the Bylaws in order to adapt the Bylaws to the provisions of the Company's Judicial Reorganization Plan with respect to the composition of the New Board of Directors;

(iv)             To approve the broad reform of the Bylaws, as amended by the Management Proposal, among which the following should be highlighted: (a) the termination of the positions of alternate members of the Board of Directors; (b) the adjustment of certain rules for the election of the Chairman and the Vice-Chairman of the Board of Directors; (c) the adjustment of certain rules of disability or temporary absence of the Chairman of the Board of Directors; (d) the adjustment of certain powers of the Board of Directors; (e) the adjustment of the rules regarding the creation of Advisory Committees by the Board of Directors; and (f) the adjustment of the rules related to the transfer of control of the Company, cancellation of the company’s registration as a publicly-held company and the removal from the special listing segments of B3; and

(v)               To ratify the election of the Consensual Sheet indicated by the Company's management for the composition of the New Board of Directors, pursuant to Clause 9.3 and subclauses of the Company's Judicial Reorganization Plan;

Prior to the meeting being convened, the Shareholders shall sign the Attendance Book.

In order for the Meeting to be convened on a first call notice to deliberate on the items set forth in items (i), (ii), (iii) and (iv) of the Agenda, the attendance of Shareholders representing at least 2/3 (two thirds) of the voting capital stock, pursuant to Article 135 of Law 6,404 / 1976.

Regarding item (v) of the Agenda, in order for the Meeting to be convened on first call, the presence of shareholders representing at least 1/4 (one fourth) of the voting capital stock shall be required, pursuant to Article 125 of Law 6,404 / 1976.

We clarify that in the event that there is not a sufficient quorum for the Meeting to be Convened with respect to part or any of the items on the Agenda, the Company will subsequently announce a new date for the Meeting to be held, on second call, when convened with the presence of any number of shareholders.

Once the quorum to convene the Meeting has been verified, even if only with respect to part of the items included in the Agenda, the AGE will be installed by the Chairman of the Board of Directors, in which case, only those matters will be deliberated on in the Meeting. In the absence or impediment of the Chairman, it shall be convened by any present Director, chosen by the Assembly. In the event of absence and/or impediment of any of the Directors, observing the mechanics above, it shall be the responsibility of the Assembly to elect the chair of the board and the respective secretary.

The preferred shares shall have the right to vote in the matters to be resolved in this Meeting, pursuant to paragraph 3 of Article 13 of the Company's Bylaws and paragraph 1 of Article 111 of Law 6404/76, and shall vote in conjunction with the common shares.

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The Company clarifies that, under the terms of Article 72, first paragraph, of the Bylaws, with a dilution in its shareholding base exceeding 50% as a result of the Capital Increase - Capitalization of Credits, the voting restriction therein was terminated and left, immediately and irrevocably, to operate effects with respect to the exercise of the right to vote by Company shareholders.

The resolutions of the AGE will be taken by absolute majority of votes, not counting abstentions, which, however, will be considered for the calculation of the quorum of installation.

In dealing specifically with the items on the Agenda (above), it should be pointed out that item (i) consists of amending the Article 5 of the Bylaws, to reflect the Capital Increase - Capitalization of Credits, carried out according to the Reorganization Plan Of the Company, partially approved by the Board of Directors at the meeting held on July 20, 2018.

The objective of Item (ii) is the amendment of the Company's authorized capital limit, with the consequent amendment of Article 6 of the Bylaws, in order to make it possible to carry out the Capital Increase - New Funds, under the terms and conditions contained in the Judicial Reorganization of the Company, upon approval by the New Board of Directors, as well as to expedite the process.

Item (iii) above is intended to include a new article in the chapter on the Final and Transitory Provisions of the Bylaws, in order to adapt it to the provisions of the Company's Judicial Reorganization Plan regarding the composition of the New Board of Directors.

With respect to item (iv), the proposal consists of reforming the Bylaws, as amended by the Management Proposal, with the aim of adopting higher corporate governance practices and adaptations of the provisions of the Judicial Reorganization Plan. Among the changes proposed are: (a) the termination of the positions of alternate members of the Board of Directors; (b) the adjustment certain rules for the election of the Chairman and the Vice-Chairman of the Board of Directors; (c) the adjustment certain rules of disability or temporary absence of the Chairman of the Board of Directors; (d) the adjustment of certain powers of the Board of Directors; (e) the adjustment the rules regarding the creation of Advisory Committees by the Board of Directors; and (f)the adjustment of the rules related to the change of control of the Company, cancellation of publicly-held company registration and removal from the special listing segments of B3.

Finally, in light of the conclusion and partial approval of the Capital Increase - Capitalization of Credits on July 20, 2018, item (v) of the Agenda consists of the ratification by the Meeting, pursuant to Clause 9.3 and sub- provisions of the Company's Judicial Reorganization Plan, the election of the following members of the New Board of Directors, all independent, as defined in the Bylaws, and selected by the Transitional Board of Directors based on the list presented by HR Consulting (as defined in the Plan) ("Consensual Sheet"), with a term of two (2) years: (i) Eleazar de Carvalho Filho; (ii) Henrique José Fernandes Luz; (iii) José Mauro Mettrau Carneiro da Cunha; (iv) Marcos Bastos Rocha; (v) Marcos Duarte Santos; (vi) Marcos Grodetzky; (vii) Maria Helena dos Santos Fernandes de Santana; (viii) Paulino do Rego Barros Jr; (ix) Ricardo Reisen de Pinho; (x) Rodrigo Modesto de Abreu; and (xi) Wallim Cruz de Vasconcellos Junior.

Considering that the ratification of the Consensual Plan contained in item 5 of the Agenda of the present proposal is intended to comply with the rules of governance provided for in the Company's Judicial Reorgnaization Plan, the rules regarding the multiple voting procedure are not applicable exclusively to election of the Consensual Sheet. In this sense, the Company clarifies that any responses to items (7) and (8) of the Remote Voting Bulletin, which are included in the template of the bulletin automatically generated by the Distance Voting system, will be disregarded.

Oi’s Board of Directors recommends that its shareholders thoroughly examine the documents put at their disposal by the Management in order to approve the matters of the Agenda.

The material and information related to the matter to be submitted for approval at the EGM are available at the Company’s Headquarters and at the Company website (www.oi.com.br/ri and of the Brazilian Securities and Exchange Commission (Comissão de Valores Mobiliários – CVM) and the São Paulo Stock Exchange (B3).

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4. PROCEDURES, INSTRUCTIONS AND DEADLINES FOR PARTICIPATION AT THE MEETING

Oi’s shareholders may participate in the Meeting in person or through duly appointed attorneys-in-fact, pursuant to the terms in paragraph 1 of Article 126 of Law 6,404/76.

We ask that the shareholders be so kind as to arrive early to the Meeting, so that the documents needed for their participation may be reviewed.

In case of any doubt with respect to the procedures and deadlines described below, we ask that you get in touch with the Investors Relations Department, through e-mail invest@oi.net.br.

Shareholders may exercise their rights to vote remotely by completing a remote voting bulletin regarding the Meeting set forth in Exhibit II to this Manual (“Remote Voting Bulletin”). The shareholders who opt for exercising their voting rights through Remote Voting Bulletin shall observe the rules and formalities described in the Remote Voting Bulletin and item 12.2 of the Company's Reference Form (Rules, policies and practices related to general meetings), available at the CVM website (www.cvm.gov.br).

4.1. Individual Shareholder

We request that the Individual Shareholders who wish to take part in the Meeting in person submit to the Company, at Rua Humberto de Campos nº 425, 5th floor, Leblon, City and State of Rio de Janeiro, from 9 a.m. to noon and from 2 p.m. to 6 p.m., to the attention of the Corporate Management and M&A, at least two (2) business days prior to the date set in the Call Notice for the holding of the General Meeting, that is, by August 29, 2018, the following documents: notarized copies of their IDs and Individual Taxpayers’ Register (CPF).

If the individual shareholder wishes to be represented at the Meeting by a proxy, he or she shall send, together with the notarized copies of their IDs and CPFs, the respective power of attorney, with special powers and certified signature, as well as the notarized copies of the ID and CPF of the proxy who is to attend the Meeting, with the latter appearing there in possession of such documents. In order to assist the shareholders, item 8 of this Manual contains forms of power of attorney that may be used. The shareholders may certainly use powers of attorney other than the ones suggested in this Manual, provided that they are in accordance with the provisions contained in Law 6,404/1976 and in the Brazilian Civil Code.

With respect to the participant Shareholders of the fungible custody of registered shares, we also request the statement containing their respective share interest, issued over the last two (2) days.

The foreign shareholders must submit the same documents as the Brazilian shareholders, except that the documents  must be notarized by a Notary Public duly authorized to exercise such power, certified by the Brazilian consulate and translated into Portuguese by a sworn translator prior to being sent to the Company.

We stress that the prior sending of such documents is intended to provide greater flexibility for the registration of the shareholders and preparation of the Meetings.

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It is hereby stated that despite the deadline referred to above, any shareholder that shows up by the commencement of the Meeting with the required documents may take part and vote in the Meeting, even if the documents were not previously submitted.

4.2. Legal Entity Shareholder

We request that the Legal Entity Shareholders that wish to take part in the Meeting submit to the Company, at Rua Humberto de Campos nº 425, 5th floor, Leblon, City and State of Rio de Janeiro, from 9 a.m. to noon and from 2 p.m. to 6 p.m., to the attention of the Corporate Management and M&A, at least two (2) business days prior to the date set in the Call Notice for the holding of the General Meeting, that is, by August 29, 2018, the following documents: notarized copies of the Organization Instrument, Bylaws or Articles of Association, as applicable, minutes of election of the Board of Directors (if any) and minutes of election of the Executive Office, containing the election of the legal representative(s) present at the Meeting.

If the legal entity shareholder wishes to be represented by a proxy, it shall send, together with the documents indicated in the paragraph above, the respective power of attorney, with special powers and a certified signature, as well as the notarized copies of the ID(s) and minutes of election of the legal representative(s) that signed the power of attorney, proving the representation powers, in addition to the ID and CPF of the proxy in attendance. In order to assist the shareholders, item 8 of this Manual contains forms of power of attorney that may be used. The shareholders may certainly use powers of attorney other than the ones suggested in this Manual, provided that they are in accordance with the provisions contained in Law 6,404/1976 and in the Brazilian Civil Code.

With respect to the participant Shareholders of the fungible custody of registered shares, we also request the statement containing their respective share interest, issued over the last two (2) days.

The foreign Shareholders must submit the same documents as the Brazilian Shareholders, except that the corporate documents must be translated into Portuguese prior to being sent to the Company.

We stress that the prior sending of such documents is intended to provide greater flexibility for the registration of the shareholders and preparation of the Meetings.

It is hereby stated that despite the deadline referred to above, any shareholder that arrives by the commencement of the Meeting, with the required documents, may take part and vote in the Meeting, even if the documents were not previously submitted.

4.3. Investment Fund Shareholder

We request that the Investment Fund Shareholders that wish to take part in the Meeting submit to the Company, at Rua Humberto de Campos nº 425, 5th floor, Leblon, City and State of Rio de Janeiro, from 9 a.m. to noon and from 2 p.m. to 6 p.m., to the attention of the Corporate Management and M&A, at least two (2) business days prior to the date set in the Call Notice for the holding of the General Meeting, that is, by August 29, 2018, the following documents: notarized copies of the Fund’s regulations and Bylaws or Articles of Association of the Fund’s administrator, as well as minutes of election of the legal representative(s) present at the Meeting.

If the investment fund shareholder wishes to be represented by a proxy, it shall send, together with the documents indicated in the paragraph above, the respective power of attorney, with special powers and certified signature, as well as the notarized copies of the ID(s) and minutes of election of the legal representative(s) that signed the power of attorney, proving the representation powers, in addition to the ID and CPF of the proxy in attendance.

With respect to the participant Shareholders of the fungible custody of registered shares, we also request the statement containing their respective share interest, issued over the last two (2) days.

The foreign Shareholders must submit the same documents as the Brazilian shareholders, except that the corporate documents, must be translated into Portuguese prior to being sent to the Company.

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We stress that the prior sending of such documents is intended to provide greater flexibility for the registration of the shareholders and preparation of the Meetings.

It is hereby stated that despite the deadline referred to above, any shareholder that arrives by the commencement of the Meeting with required documents may take part and vote in the Meeting, even if the documents were not previously submitted.

4.4. ADR Holders

For ADR holders, the financial institution depositary of the American Depositary Receipts (ADRs) in the United States  is the Bank of New York, which shall send the proxies to the ADR holders for them to exercise their voting rights and shall be represented at the Company’s Meetings, under the terms of the Deposit Agreement executed with the Company, through its representative in Brazil, Banco Itaú Unibanco.

It is hereby stated that despite the deadline referred to above, any shareholder that arrives by the commencement of the Meeting with the required documents may take part and vote in the Meeting, even if  the documents were not previously submitted.

4.5. Remote Voting Bulletin

Any shareholder that opts to exercise its remote voting right, may: (i) fill out and send the bulletin directly to the Company, or (ii) send the completion instructions to able service providers, pursuant to the guidelines below:

4.5.1. Exercise of vote through service providers - Remote voting system:

Any shareholder that opts to exercise its remote voting right through service providers shall transmit the voting instructions to the respective custodian agents, provided that the rules determined thereby are observed. Therefore, the shareholders shall contact the respective custodian agents to verify the procedures established thereby for the issuance of the voting instructions via Remote Voting Bulletin, as well as the documents and information that may be required thereby for such purpose.

It is worth noting that, as determined by CVM Ruling No. 481/09 (“ICVM 480”), the Central Depository of B3, upon receiving the voting instructions of the shareholders, through their respective custodian agents, shall not consider any divergent instructions in relation to one single resolution that have been issued by the same enrollment number in the Individual Taxpayers' Register (CPF) or the National Register of Legal Entities (CNPJ), as the case may be.

4.5.2. Submission of the bulletin by the shareholder directly to the Company:

Any shareholder that opts to exercise their participation right and remote voting right, through the submission of the bulletin directly to the Company, shall forward the following documents to the Company’s Investor Relations Office(in the City and State of Rio de Janeiro, at Rua Humberto de Campos, nº 425, 8th floor, Leblon, CEP 22430-190):

(i)         Hard copy of the bulletin, duly filled out, initialed and signed; and

(ii)        Certified copy of the following documents:

(a)        For individuals, an official and valid identity document of the shareholder, with pictures.

(b)        For legal entities: (i) the last consolidated Bylaws or Articles of Association (as the case may be), jointly with any later amendments that are not consolidated; (ii) corporate documents that evidence the good standing of the representation of the shareholder; and (iii) an official and valid identity document of the legal representative of the shareholder, with pictures.

(c)        For investment funds: (i) the last consolidated Regulations of the Investment Fund, jointly with any later amendments that are not consolidated; (ii) the last consolidated Bylaws or Articles of Association (as the case may be) of the administrator or manager (as the case may be, observing the voting policy of the investment fund), jointly with any later amendments that are not consolidated; (iii) corporate documents that evidence the good standing of the representation of the administrator or manager and of the shareholder (as the case may be); and (iv) an official and valid identity document of the legal representative of the administrator or manager (as the case may be) and of the shareholder, with pictures.

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Regarding the documents indicated in items “(i)” and “(ii)” above, the Company requests, as the case may be: (i) a certified signature; and (ii) a simple translation.

The bulletin, jointly with the required documentation, shall be considered valid only if received by the Company, in order, within seven (7) days prior to the date of the Meeting, that is, by August 27, 2018. Bulletins received by the Company after this period shall not be considered.

Pursuant to the provisions in Article 21-U of ICVM 481, the Company shall notify the shareholder, through the e-mail address provided in the remote voting bulletin, if the documents received are sufficient for the vote to be considered valid, or, if necessary, the procedures and terms for rectification or new submission.

Any shareholder participating in the fungible custody of shares of B3 that opts to exercise their remote voting right through submission of the bulletin directly to the Company shall also present an updated statement of its equity position issued by the custodian institution (notably, the statement issued by B3).  In addition, without prejudice to the verification of participation that the Company usually employs in its General Meetings, pursuant to the updated participation records of its shareholder base available to the Company, the shareholder shall inform the Company, at its electronic address (invest@oi.net.br), of any movement of the shares held thereby between the base date of such statement and the date of the Meeting, along with proof of said share movement.

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5. CALL NOTICE OF THE EXTRAORDINARY GENERAL MEETING OF 09/03/2018

The Call Notice of the EGM shall be published in newspapers Valor Econômico and Official Gazette of the State of Rio de Janeiro, in the August 2,3 and 6, 2018 editions.

 Oi S.A. – In Judicial Reorganization

CNPJ/MF No. 76.535.764/0001-43

NIRE 3330029520-8

Publicly held Company

CALL NOTICE

EXTRAORDINARY GENERAL SHAREHOLDERS MEETING

The Board of Directors of Oi S.A- In Judicial Reorganization (“Company”) summons the Shareholders to assemble at an Extraordinary General Shareholders Meeting, to be held on September 03, 2018, at 11am, at the Company's headquarters at Rua do Lavradio No. 71, Centro, in the City of Rio de Janeiro, RJ, with the objective of deliberating on the following matters:

(1)   To approve the amendment to Article 5 of the Bylaws, in view of the partial approval of the Capital Increase - Capitalization of Credits, pursuant to Clause 4.3.3.5 of the Company's Judicial Reorganization Plan, by the Board of Directors on July 20, 2018;

(2)   To approve the proposed amendment to the Company's authorized capital limit, with the consequent alteration of Article 6 of the Bylaws;

(3)   To approve the proposed amendment to the new Article in the Section “ Final and Transitory Provisions” of the Bylaws in order to adapt the Bylaws to the provisions of the Company's Judicial Reorganization Plan with respect to the composition of the New Board of Directors;

(4)   To approve the broad reform of the Bylaws, as amended by the Management Proposal, among which the following should be highlighted: (a) the termination of the positions of alternate members of the Board of Directors; (b) the adjustment of certain rules for the election of the Chairman and the Vice-Chairman of the Board of Directors; (c) the adjustment of certain rules of disability or temporary absence of the Chairman of the Board of Directors; (d) the adjustment of certain powers of the Board of Directors; (e) the adjustment of the rules regarding the creation of Advisory Committees by the Board of Directors; and (f) the adjustment of the rules related to the transfer of control of the Company,cancellation of the company’s registration as a publicly-held company and the removal from the special listing segments of B3; and

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(5)   To ratify the election of the Consensual Sheet indicated by the Company's management for the composition of the New Board of Directors, pursuant to Clause 9.3 and subclauses of the Company's Judicial Reorganization Plan.

General Instructions:

1. The documentation and information relating to matters that are going to be deliberated at the Meeting are available at the Company's headquarters, in the Shareholders' Participation Manual, on the Company’s Investors Relations page (www.oi.com.br/ri), as well as on the website of the Brazilian Securities Commission (www.cvm.gov.br) pursuant to CVM Instruction 481/09, and at B3 (http://www.bmfbovespa.com.br/), with the purpose of examination by the Shareholders.

2. The Shareholder who wishes to personally attend the Meeting or to be represented by an attorney-in-fact, is requested to deposit the following documents at Rua Humberto de Campos No. 425, 5th Floor, Leblon, in the City of Rio de Janeiro- RJ, from 9 a.m to 12 p.m. or from 2 p.m. to 6 p.m., within a period of up to two (2) business days prior to the Meeting, under the care of the Corporate and M&A Management: (i) In the case of a Legal Entity: certified copies of the Articles of Incorporation or Bylaws or Articles of Association, minutes of the election of the Board of Directors (when applicable) and of the election of the Board of Directors that contains the election of the legal representative(s) present at the Meeting; (ii) In the case of an Individual Taxpayer Person: certified copies of the Shareholder’s Identification Document and the Individual Taxpayer Registration Number (CPF); and (iii) In the case of an Investment Fund: certified copies of the Fund’s Bylaws and Instruments of Incorporation or the Fund’s manager Bylaws or Articles of Association, as well as the minutes of the election of the legal representative(s) present at the Meeting. In addition to this, the documents indicated in (i), (ii) and (iii) are also required, as the case may be, when the Shareholder is represented by an attorney-in-fact, he or she shall forward with such documents the respective mandate, and with special powers and recognized signatures, as well as certified copies of the Attorney-in-fact’s Identification Document and Individual Taxpayer Registration Number (CPF). The measure is intended to grant speed to the Shareholders present at the Meeting. The holders of preferred shares shall on have the right to vote in all matters subject to deliberation and included in the Agenda of the Extraordinary General Shareholders Meeting convened, pursuant to paragraph 3 of article 13 of the Company's Bylaws and paragraph 1 of article 111 of Law 6,404 / 76, and shall vote jointly with the common shares.

3. The Shareholders participating in the Fungible Custody of Registered Shares of the Stock Exchange who wish to participate in the Meeting must submit statement issued up to two (2) business days prior to its realization, containing a respective equity interest, provided by the custodian body.

4. Finally, in order to facilitate and encourage the participation of its shareholders in the Extraordinary General Shareholders Meeting and, in accordance with the rules of the Brazilian Securities and Exchange Commission (“CVM”), in particular CVM Instruction 481/09, amended by CVM Instructions 561/15 and 570/15, the Company will allow the participation and exercise of remote voting, allowing its shareholders to send, through their respective custody agents or directly to the Company, a Distance Voting Bulletin, which is provided by the Company on its Investor Relations website, as well as on the website of the CVM and B3, together with the other documents that are to be discussed at the Extraordinary General Shareholders Meeting, subject to the guidelines contained in the Distance Voting Bulletin.

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Rio de Janeiro, August 2, 2018.

José Mauro Mettrau Carneiro da Cunha

Chairman of the Board of Directors

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6. TEXTS EXPLAINING THE MATTERS TO BE RESOLVED UPON AT THE GM

All of the documents connected to the Agenda are at the shareholders’ disposal at Oi’s headquarters, in its website (www.oi.com.br/ri) and at the pages of the Brazilian Securities Commission (www.cvm.gov.br), B3.

To help you make a decision regarding the matters listed in the EGM Call Notice, we recommend a thorough reading of the Management’s Proposal, filed at the Empresas.net system of the Brazilian Securities Commission – CVM (www.cvm.gov.br) and at the Company’s Investors Relations page (www.oi.com.br/ri).

Any doubts or clarifications regarding the matters contained in the Meeting’s Agenda may be settled or obtained, as the case may be, by getting in touch with the Investors Relations Office, through e-mail invest@oi.net.br.

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7. RELATED DOCUMENTS AND LINKS

- www.oi.com.br/ri - information on the Company

- www.bmfbovespa.com.br – several items of information on the listed companies

- www.cvm.gov.br – Brazilian legislation on Corporations

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8. EXHIBIT I – Power of Attorney

PROCURAÇÃO	POWER OF ATTORNEY

[ACIONISTA], [QUALIFICAÇÃO] (“Outorgante”), nomeia e constitui como seu Procurador o Sr. [NOME], [NACIONALIDADE], [ESTADO CIVIL], [PROFISSÃO], com Carteira de Identidade RG nº [], inscrito no CPF/MF sob o nº [], residente e domiciliado na cidade de [], estado de [], na Rua [], [número], (“Outorgado”) para representar a Outorgante, na qualidade de Acionista da Oi S.A. – Em Recuperação Judicial, (“Companhia”), na Assembleia Geral Extraordinária da Companhia, a ser realizada em primeira convocação no dia 03 de setembro de 2018, às 11h, na Sede social da Companhia localizada na  Rua do Lavradio, nº 71, Centro, Rio de Janeiro, RJ, (“Assembleia”), e se necessário em segunda convocação em data a ser informada oportunamente, na Sede social da Companhia, aos quais outorga poderes para comparecer à Assembleia e votar, em nome e por conta do Outorgante, em conjunto ou isoladamente, independentemente da ordem de nomeação, em conformidade com as orientações de voto estabelecidas abaixo:

[SHAREHOLDER], [IDENTIFICATION] (“Grantor”), hereby appoints and constitutes Mr. [NAME], [CITIZENSHIP], [MARITAL STATUS], [PROFESSION], with identity Car N. [], registered in the individual Taxpayer Register (CPF/MF) under N. [], resident and domiciled in the City of [], State of [], at [ADDRESS], (“Grantee”) to represent Grantor, in its capacity as shareholder of Oi S.A. – In Judicial Recuperation, (“Company”), in the Company’s Extraordinary Shareholders’ Meeting to be held on first call on September 03, 2018, at 11p.m., at the Company’s headquarters located at Rua do Lavradio, nº 71, Centro, Rio de Janeiro, RJ, (respectively “Meeting” or “Shareholders’s Meeting”), and, if necessary, on second call, on a date to be timely informed, at the Company’s headquarters, to whom powers are hereby granted to attend to the Shareholders’ Meeting and vote on behalf of Grantor, jointly or individually, irrespective of the order of nomination, in accordance with the voting instructions established below:

Ordem do Dia:	Agenda:

(1) Aprovar a alteração do caput do artigo 5º do Estatuto Social, tendo em vista a homologação parcial do Aumento de Capital – Capitalização de Créditos, nos termos da Cláusula 4.3.3.5 do Plano de Recuperação Judicial da Companhia, pelo Conselho de Administração em 20 de julho de 2018;

A favor (    )   Contra (    )   Abstenção (    )

(2) Aprovar a proposta de alteração do limite do capital autorizado da Companhia, com a consequente alteração do artigo 6º do Estatuto Social;

A favor (    )   Contra (    )   Abstenção (    )

(3)  Aprovar a proposta de inclusão de novo artigo no capítulo de Disposições Finais e Transitórias do Estatuto Social com vistas à adaptação do Estatuto Social às disposições do Plano de Recuperação Judicial da Companhia com relação à composição do Novo Conselho de Administração;

A favor (    )   Contra (    )   Abstenção (    )

(4) Aprovar a reforma do Estatuto Social, conforme alterações constantes da Proposta da Administração, dentre as quais se destacam: (a) a extinção dos cargos de suplente dos membros do Conselho de Administração; (b) ajustar determinadas regras de eleição do Presidente e do Vice-Presidente do Conselho de Administração; (c) ajustar determinadas regras de impedimento ou ausência temporária do Presidente do Conselho de Administração; (d) ajustar determinadas competências do Conselho de Administração; (e) ajustar as regras relativas à criação de Comitês de Assessoramento pelo Conselho de Administração; e (f) ajustar as regras relativas à alienação de controle da Companhia, cancelamento de registro de companhia aberta e saída dos segmentos especiais de listagem da B3;

A favor (    )   Contra (    )   Abstenção (    )

(5) Ratificar a eleição da Chapa Consensual indicada pela administração da Companhia para composição do Novo Conselho de Administração, nos termos da Cláusula 9.3 e sub-cláusulas do Plano de Recuperação Judicial da Companhia.

A favor (    )   Contra (    )   Abstenção (    )

(1) To approve the amendment to Article 5 of the Bylaws, in view of the partial approval of the Capital Increase - Capitalization of Credits, pursuant to Clause 4.3.3.5 of the Company's Judicial Reorganization Plan, by the Board of Directors on July 20, 2018;

Approve (    )   Disapprove (    )    Abstention (    )

(2) To approve the proposed amendment to the Company's authorized capital limit, with the consequent alteration of Article 6 of the Bylaws;

Approve (    )   Disapprove (    )    Abstention (    )

(3) To approve the proposed amendment to the new Article in the Section “ Final and Transitory Provisions” of the Bylaws in order to adapt the Bylaws to the provisions of the Company's Judicial Reorganization Plan with respect to the composition of the New Board of Directors;

Approve (    )   Disapprove (    )    Abstention (    )

(4) To approve the broad reform of the Bylaws, as amended by the Management Proposal, among which the following should be highlighted: (a) the termination of the positions of alternate members of the Board of Directors; (b) the adjustment of certain rules for the election of the Chairman and the Vice-Chairman of the Board of Directors; (c) the adjustment of certain rules of disability or temporary absence of the Chairman of the Board of Directors; (d) the adjustment of certain powers of the Board of Directors; (e) the adjustment of the rules regarding the creation of Advisory Committees by the Board of Directors; and (f) the adjustment of the rules related to the transfer of control of the Company,cancellation of the company’s registration as a publicly-held company and the removal from the special listing segments of B3;

Approve (    )   Disapprove (    )    Abstention (    )

(5) To ratify the election of the Consensual Sheet indicated by the Company's management for the composition of the New Board of Directors, pursuant to Clause 9.3 and subclauses of the Company's Judicial Reorganization Plan.

Approve (    )   Disapprove (    )    Abstention (    )

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9. EXHIBIT II – Remote Voting Bulletin

Considering that the ratification of the Consensual Plan contained in item 5 of the Agenda of the present proposal is intended to comply with the rules of governance provided for in the Company's Judicial Reorgnaization Plan, the rules regarding the multiple voting procedure are not applicable exclusively to election of the Consensual Sheet. In this sense, the Company clarifies that any responses to items (7) and (8) of the Remote Voting Bulletin, which are included in the template of the bulletin automatically generated by the Distance Voting system, will be disregarded.

REMOTE VOTING BULLETIN

EXTRAORDINARY GENERAL MEETING OF OI S.A. – IN JUDICIAL REORGANIZATION

TO BE HELD OF 09/03/2018

Name of the shareholder
CNPJ or Individual Taxpayer’s Register (CPF) of the shareholder
E-mail

Filling instructions:

This Remote Voting Bulletin refers to the Extraordinary General Meeting of Oi S.A. – In Judicial Reorganization (“Company”) to be held on September 03, 2018, at 11 a.m., (“Meeting” or “EGM”), and it must be filled if the shareholder chooses to exercise its remote voting right, under article 121, sole paragraph, of Law No. 6,404/1976 (“Corporate Law”) and CVM Ruling No. 481/2009 (“ICVM 481”).

If the shareholder wishes to exercise its remote voting right, it shall fill the fields above with its full name (or corporate name) and number of its Enrollment with the Ministry of Finance, whether it is a legal entity (CNPJ) or an individual (CPF), in addition to an e-mail address for contact.

In addition, in order for this voting bulletin to be considered valid and the votes rendered herein to be accounted for the quorum of the General Meeting:

- all fields below must be properly filled out;

- all pages must be initiated;

- at the end, the shareholder or its legal representative(s), as the case may be and under the legislation in force, shall sign the bulletin; and

- the certification of the signatures in the bulletin will be required.

The shareholders who choose to exercise their voting right through Remote Voting Bulletin shall observe the other rules and formalities described in item 12.2 of the Company’s Reference For (Rules, policies and practices related to general meetings), available at the CVM website (www.cvm.gov.br).

Delivery instructions, indicating the option of sending it directly to the company or to send filling instructions to the bookkeeping agent or custodian:

The shareholder who chooses to exercise its remote voting right may: (i) fill and send this bulletin directly to the Company; or (ii) send filling instructions to able service providers, according to the instructions below:

1. Exercise a vote through service providers – Remote voting system:

The shareholder who chooses to exercise its remote voting right through service providers shall send its voting instructions to the respective custody agents, observing the rules determined thereby. In order to do so, the shareholders shall contact their custody agents and verify the procedures established thereby to issue voting instructions through bulletin, and the documents and information required thereby for such purpose.

It is worth mentioning that, as determined by CVM Ruling No. 481, the Central Depositary of B3, upon receiving voting instructions of shareholders through their respective custody agents, shall disregard any diverging instructions regarding a single resolution that have been issued by the same CPF or CNPJ enrollment number.

2. Submission of bulletin by the shareholder directly to the Company:

The shareholder who chooses to exercise its participation and remote voting right through submission of bulletin directly to the Company, shall send the following documents to the Investors’ Relations Executive Office of the Company (in the City and State of Rio de Janeiro, at Rua Humberto de Campos, nº 425, 8º andar, Leblon, CEP 22430-190):

(i)                 Hard copy of the bulletin, duly filled, initialed and signed; and

(ii)               Certified copy of the following documents:

(a)                For individuals, official and valid identification document, with photo.

(b)               For legal entities: (i) latest consolidated Bylaws or Articles of Association (as the case may be), along with any subsequent amendments that have not been consolidated; (ii) corporate documents that evidence the good standing of the shareholder’s representation; and (iii) official and valid identification document of the legal representative of the shareholder, with photo.

(c)                For investment funds: (i) latest consolidated Rules of the Investment Fund, along with any subsequent amendments that have not been consolidated; (ii) latest consolidated Bylaws or Articles of Association (as the case may be) of the administrator or manager (as the case may be, observing the voting policy of the investment fund), along with any subsequent amendments that have not been consolidated; (iii) corporate documents that evidence the good standing of the representation of the administrator or manager and the shareholder (as the case may be); and (iv) official and valid identification document of the legal representative of the administrator or manager (as the case may be) and the shareholder, with photo.

Regarding the documents indicated in items “(i)” and “(ii)” above, the Company requests, as the case may be: (i) certification of the signature; and (ii) simple translation for document in foreign language.

The bulletin, along with the required documentation, shall be considered valid only if received by the Company, in order, with at least seven (7) days of advance regarding the date of such General Meeting, that is, before August 27, 2018. Bulletins received by the Company after such period will not be considered.

As provided in article 21-U of CVM Ruling No. 481/2009 (“ICVM 481”), the Company will communicate to the shareholder, through e-mail address informed in the remote voting bulletin, if the documents received are sufficient for the vote to be considered valid or the procedures and terms for any rectification or resubmission, if necessary.

The shareholder participating in the fungible custody of B3 shares who chooses to exercise its remote voting right through submission of bulletin directly to the Company shall also submit an updated statement of its shareholding position issued by the custodian institution (namely, the statement issued by BM&FBOVESPA). In addition, without prejudice to any interest verification that the Company usually performs in its General Meeting, according to the updated interest records of its shareholder base available to the Company, the shareholder shall inform the Company, through electronic address invest@oi.net.br, regarding any movement with the shares held thereby between the base date for such statement and the date of the respective General Meeting, along with the proofs of such movements.

Post-office and electronic address for submission of the remote voting bulletin, if the shareholder wishes to deliver the document directly to the company:

Investors’ Relations Executive Office of the Company (in the City and State of Rio de Janeiro, at Rua Humberto de Campos, nº 425, 8º andar, Leblon, CEP 22430-190)

invest@oi.net.br

Indication of the institution engaged by the company to provide the security bookkeeping service:

Bookkeeping Agent: Banco do Brasil

Phone: (21) 3808-3715

The shareholder may send remote voting instructions upon delivery of the voting bulletin in one of the branches of Banco do Brasil S.A. with certified copies of the identification documents: a) individual: identity card, proof of address issued less than 90 days before; b) legal entities/investment funds: bylaws/articles of association/rules, documentation that proves the representation and identity card of the representative; and c) shareholders with tax address abroad: additionally, documents that prove the origin of the funds will be required according to CMN Resolution No. 4,373 or Law No. 4,131 and other related laws.

Resolutions:

1 To approve the amendment to Article 5 of the Bylaws, in view of the partial approval of the Capital Increase - Capitalization of Credits, pursuant to Clause 4.3.3.5 of the Company's Judicial Reorganization Plan, by the Board of Directors on July 20, 2018:

[ ] Approve [ ] Reject [ ] Abstain

2 To approve the proposed amendment to the Company's authorized capital limit, with the consequent alteration of Article 6 of the Bylaws [ ] Approve [ ] Reject [ ] Abstain

3 To approve the proposed amendment to the new Article in the Section “ Final and Transitory Provisions” of the Bylaws in order to adapt the Bylaws to the provisions of the Company's Judicial Reorganization Plan with respect to the composition of the New Board of Directors

[ ] Approve [ ] Reject [ ] Abstain

4 To approve the broad reform of the Bylaws, as amended by the Management Proposal, among which the following should be highlighted: (a) the termination of the positions of alternate members of the Board of Directors; (b) the adjustment of certain rules for the election of the Chairman and the Vice-Chairman of the Board of Directors; (c) the adjustment of certain rules of disability or temporary absence of the Chairman of the Board of Directors; (d) the adjustment of certain powers of the Board of Directors; (e) the adjustment of the rules regarding the creation of Advisory Committees by the Board of Directors; and (f) the adjustment of the rules related to the transfer of control of the Company,cancellation of the company’s registration as a publicly-held company and the removal from the special listing segments of B3.

[ ] Approve [ ] Reject [ ] Abstain

Election of the board of directors by single sheet

To ratify the election of the Consensual Sheet indicated by the Company's management for the composition of the New Board of Directors, pursuant to Clause 9.3 and subclauses of the Company's Judicial Reorganization Plan

Eleazar de Carvalho Filho

Henrique José Fernandes Luz

José Mauro Mettrau Carneiro da Cunha

Marcos Bastos Rocha

Marcos Duarte Santos

Marcos Grodetzky

Maria Helena dos Santos Fernandes de Santana

Paulino do Rego Barros Jr

Ricardo Reisen de Pinho

Rodrigo Modesto de Abreu

Wallim Cruz de Vasconcellos Junior

5 Indication of all the names that make up the ballot - Ratify the election of the Consensual Sheet indicated by the Company's management for the composition of the New Board of Directors, pursuant to Clause 9.3 and sub-clauses of the Company's Judicial Reorganization Plan

[ ] Approve [ ] Reject [ ] Abstain

6 Should one of the candidates that compose the sheet no longer be a part of such sheet, may the votes corresponding to your shares continue to be conferred to the selected sheet?

[ ] Yes [ ] No [ ] Abstain

7 In case of adoption of the multiple vote process, must the votes corresponding to your shared be distributed in equal percentages by the members of the sheet you have chosen?

[ ] Yes [ ] No [ ] Abstain

8 Please list of all the candidates that compose the sheet to indicate the percentage of the votes to be awarded.

Eleazar de Carvalho Filho  [    ] %

Henrique José Fernandes Luz  [           ] %

José Mauro Mettrau Carneiro da Cunha  [       ] %

Marcos Bastos Rocha  [           ] %

Marcos Duarte Santos  [           ] %

Marcos Grodetzky  [    ] %

Maria Helena dos Santos Fernandes de Santana  [       ] %

Paulino do Rego Barros Jr  [    ] %

Ricardo Reisen de Pinho  [      ] %

Rodrigo Modesto de Abreu  [              ] %

Wallim Cruz de Vasconcellos Junior  [            ] %

City :

Date :

Signature:____________________________________________________________________

Name of the Shareholder :_____________________________________________________________

Phone number:

2